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                                                                  EXHIBIT 10.12

                              DISTRIBUTOR AGREEMENT

                                     BETWEEN

                             TEMPLATE SOFTWARE, INC.
                                       AND
                               KRYSTAL INGENIERIE
                                       FOR
                     SNAP DEVELOPMENT AND RUN-TIME SOFTWARE

                                JANUARY 20, 1993


                             PROPRIETARY INFORMATION

                        NOT FOR USE OR DISCLOSURE OUTSIDE
                 TEMPLATE SOFTWARE, INC. AND KRYSTAL INGENIERIE
                         EXCEPT UNDER WRITTEN AGREEMENT
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                              DISTRIBUTOR AGREEMENT

                                TABLE OF CONTENTS

Article I        Agreement
Article II       Definitions
Article III      Grant of License
Article IV       DISTRIBUTOR Representations and Obligations
Article V        Support
Article VI       Reporting and Payment
Article VII      Warranties, Limitations of Liabilities and Remedies
Article VIII     Intellectual Property
Article IX       Indemnities
Article X        Confidentiality
Article XI       Term and Termination
Article XII      Independent Relationship
Article XIII     Notices
Article XIV      Miscellaneous

                                     ADDENDA

Addendum A       Identification and Description of the "Licensed Product(s)"
Addendum B       Development License Platform and Price
Addendum C       "End User" License Terms
Addendum D       Territory Assignment
Addendum E       TEMPLATE SOFTWARE Standard License Agreement
Addendum F       List of Platforms on Which "Licensed Product(s)" Is Supported
Addendum G       Training Requirements
Addendum H       Maintenance Terms
Addendum I       DISTRIBUTOR "Internal Use" Price List
Addendum J       DISTRIBUTOR Royalty Schedule
Addendum K       "Licensed Product(s)" Standard Price List
Addendum L       Sales Quota
Addendum M       Format of Sales Report
Addendum N       Format of Sales Forecast Report
Addendum O       Royalty Credits for Sales made by Others in the Territory
Addendum P       DISTRIBUTOR Training Certification Requirements

EXHIBIT A        Business Plan
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                              DISTRIBUTOR AGREEMENT


This agreement is made between TEMPLATE SOFTWARE, INC. (TEMPLATE SOFTWARE), a Maryland corporation with its principal offices at 13100 Worldgate Drive, Suite 340, Herndon, Virginia 22070-4382, USA and KRYSTAL Ingenierie (DISTRIBUTOR), a French corporation with its principal offices at 13, rue Edmond Micholet 94270 Le KREMLIN BICETRE.

                              ARTICLE I - AGREEMENT

TEMPLATE SOFTWARE owns a proprietary software product and related Documentation (collectively "Licensed Product(s)") that is described in Addendum A. TEMPLATE SOFTWARE hereby agrees to grant DISTRIBUTOR a license to use the Licensed Product(s) and sublicense the Licensed Product(s) to End Users and DISTRIBUTOR hereby agrees to accept the license from TEMPLATE SOFTWARE on the terms set forth in this Agreement and Addenda referenced herein.


                            ARTICLE II - DEFINITIONS

A. "Confidential Information" shall mean all the Licensed Product(s) Source code and Object Code, Licensed Product(s) architecture, Licensed Product(s) plans and futures, this Agreement and any and all information contained therein, and any information clearly marked by TEMPLATE SOFTWARE as "Confidential Information", except any part which:

         1. Is or becomes publicly available through no act or failure on the part of DISTRIBUTOR, DISTRIBUTOR's customer, or End User; or

         2. Was or is rightfully learned or obtained by DISTRIBUTOR, DISTRIBUTOR's customer, or End User from a source other than TEMPLATE SOFTWARE; or

         3. Becomes independently available to DISTRIBUTOR, DISTRIBUTOR's customer or End User as a matter of right from a third party; or

         4. Is expressly authorized by any subsequent agreement between the parties.

B. "Development Versions" shall mean the Object Code comprising the development environment provided by the Licensed Product(s) to aid in the development of an application.

C. "Documentation" shall mean the user manuals provided to End-User for use with the Licensed Product(s), as revised from time to time.

D. "End User" shall mean a customer within the Territory to whom DISTRIBUTOR grants a sublicense to use the Licensed Product(s).

E. "End User Maintenance" shall mean the maintenance of the Licensed Products as provided by DISTRIBUTOR to the End User pursuant to a maintenance agreement between the End User and DISTRIBUTOR.

F. "Event of Default" shall mean failure by DISTRIBUTOR to meet its obligations under this Agreement including (without limitation) failure to collect an amount of money in License Fees and Maintenance Fees equal to the Sales Quota and failure to pay Product Royalties to TEMPLATE SOFTWARE.

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G.       "Internal Use" shall mean development, implementation and processing of licensee data and applications.

H. "License Fee" shall mean an amount of money equal to the license fee paid by an End User to use the Licensed Product(s) pursuant to an End User licensing agreement for the Licensed Product(s) between DISTRIBUTOR and such End User.

I. "Licensed Product(s)" shall mean TEMPLATE SOFTWARE's proprietary Run-Time Versions and Development Versions and their related Documentation, as described in Addendum A, in Object Code format.

J. "Maintenance Fee" shall mean an amount of money equal to the maintenance fee paid to DISTRIBUTOR by an End User pursuant to an End User maintenance agreement between DISTRIBUTOR and such End User.

K. "Object Code" shall mean machine executable computer programs, or computer programs in the form used to build machine-executable computer programs, which result from the compilation and/or assembly of Source Code.

L. "Product Royalty" shall mean an amount of money equal to the greater of: one half of the Sales Quota for the calendar year or one half of the aggregate License Fees and Maintenance Fees collected by DISTRIBUTOR from End Users during the calendar year.

M. "Run-Time Version" shall mean the Object Code libraries provided as part of the Licensed Product(s).

N. "Sales Quota" shall mean the minimum License Fees and Maintenance Fees to be collected by DISTRIBUTOR as set forth in Addendum L.

O. "Source Code" shall mean a computer program in the form of a symbolic programming language, which when compiled and/or assembled is transformed into Object Code.

P. "Territory" shall mean the country or countries, or other definable group that is defined in Addendum D.

Q. "Updates" shall mean any revisions or enhancements to the Licensed Product(s), or any part thereof, that are not included in the Licensed Product(s) at the time of execution of this Agreement, that improve the Licensed Product(s) and are related to, and not separately priced from, the Licensed Product(s).

                         ARTICLE III - GRANT OF LICENSE

A. License to Development Version - TEMPLATE SOFTWARE hereby grants the DISTRIBUTOR, a non-exclusive, non-transferable license to use the Licensed Product(s), on the terms and conditions set forth in this Agreement, in the quantities, on the platforms and at the price set forth in Addendum B, for the Term of this Agreement, to (i) develop and support applications for demonstration purposes only, (ii) market and promote the Licensed Product(s) to DISTRIBUTOR's customers in the Territory, and (iii) support and provide End User Maintenance for End Users, and conduct End User training provided DISTRIBUTOR has become certified to conduct End User training in accordance with Addendum P.

B. TEMPLATE SOFTWARE hereby grants DISTRIBUTOR an exclusive, non-transferable right to sublicense Licensed Products to End Users in the Territory provided the End User executes a sublicense agreement ("Sublicense Agreement"), for the Licensed Product set forth in Addendum C. Sublicense Agreements shall be in French and shall be between DISTRIBUTOR

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         and the End User. DISTRIBUTOR warrants that the Sublicense Agreement shall contain the same semantic content as TEMPLATE SOFTWARE's Standard License Agreement as contained in Addendum E including, but not limited to, the Sections 4 - Assignment of Use, 3.e - Use, 7 - Warranty of Performance, 9 - Trade Secret, Security and Confidentiality, and 11 - Liability. DISTRIBUTOR further warrants that the Sublicense Agreement shall contain an assignment clause that will effectuate the assignment of the Sublicense Agreement to TEMPLATE SOFTWARE in the event of Termination as required in Article XI(E)(3) and a clause prohibiting any export of the Licensed Product(s) from France without DISTRIBUTOR's advanced written permission. All applications developed by End Users with the Development Version of the Licensed Product(s) ("Applications") must include a Run-time Version of the Licensed Product(s). The End User who develops an Application can use such Application at the sites and locations identified in the Sublicense Agreement. DISTRIBUTOR shall have the right to license Run-time Versions of the Licensed Product(s) for Applications for use outside the Territory. In no case is the DISTRIBUTOR granted the right to license Development Versions of the Licensed Product(s) for use outside the Territory unless the Development Versions are priced at the prevailing price of the country in which the Development Version of the Licensed Product(s) will be used and the distributor of record for that country is credited with such sale.

C. TEMPLATE SOFTWARE reserves the right to market and license Licensed Products, either directly or through third parties, for use in the Territory provided the End User in the Territory is (i) an affiliate of a multinational corporation, (ii) a representative of a non-French governmental body, (iii) a customer of a third party vendor who has acquired the right to market the Licensed Product(s) pursuant to OEM agreements or VAR agreements between such third party vendor and TEMPLATE SOFTWARE or (iv) customers of UNISYS, Axil or, NCR, and further provided that the royalties received by TEMPLATE SOFTWARE from such transactions shall be treated as specified in Addendum O. TEMPLATE SOFTWARE shall not be obligated hereunder to pay DISTRIBUTOR any moneys for the royalties paid to TEMPLATE SOFTWARE by third parties (including their affiliates and subsidiaries) defined in (iii) and (iv) of this
         Article III, Section C. TEMPLATE SOFTWARE shall reserve the right to enter into such agreements at its sole discretion.

D. TEMPLATE SOFTWARE hereby grants DISTRIBUTOR an exclusive, non-transferable right to enter into Value Added Reseller (VAR) contracts between DISTRIBUTOR and licensees provided DISTRIBUTOR acquires the advanced approval from TEMPLATE SOFTWARE of the form and substance of each VAR agreement.

E. License(s) for Internal Use - TEMPLATE SOFTWARE shall grant DISTRIBUTOR, at the DISTRIBUTOR's request, licenses for additional Run-Time and Development copies of the Licensed Product(s), for its Internal Use, over and above the copies granted in Section A. of this
         Article III, provided DISTRIBUTOR is not in default of any provision of this Agreement. With respect to any such licenses, TEMPLATE SOFTWARE shall grant, and DISTRIBUTOR shall accept, a license(s) to such Run-Time and Development copies of the Licensed Product(s) in accordance with TEMPLATE SOFTWARE's Standard License Agreements in Addendum E. DISTRIBUTOR shall pay the then current rate for maintenance of Internal Use copies purchased pursuant to this Article III.E.


            ARTICLE IV - DISTRIBUTOR REPRESENTATIONS AND OBLIGATIONS

A. DISTRIBUTOR hereby represents that it will (i) market and license the Licensed Product(s) and related services on a best efforts basis, including training, installation assistance, End User Maintenance and other forms of computer support, to potential customers in the Territory. The License Fees and Maintenance Fees (increased by the amount paid to DISTRIBUTOR by TEMPLATE SOFTWARE under the terms of
         Article III.C) collected by DISTRIBUTOR in each calendar year shall equal or exceed the Sales Quota for such calendar year. If the License Fees and Maintenance Fees (increased by the amount paid to DISTRIBUTOR by TEMPLATE

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         SOFTWARE under the terms of Article III.C) collected by DISTRIBUTOR during any calendar year do not equal or exceed the Sales Quota, TEMPLATE SOFTWARE shall have the right to terminate this Agreement for default as described in Article XI.B.

B. Execution of Sublicense Agreements - DISTRIBUTOR shall obtain duly executed Sublicense Agreements for Licensed Products as set forth in Addendum C, prior to delivery of Licensed Products to its customers. DISTRIBUTOR shall retain such Sublicense Agreements on file for the Term of this Agreement and provide TEMPLATE SOFTWARE a copy of each Sublicense Agreement for the Licensed Products licensed in order that TEMPLATE SOFTWARE can ship the Licensed Product(s) in accordance with
         Article V.A.

C. TEMPLATE SOFTWARE shall provide DISTRIBUTOR with an International Price List in US dollars, which shall be that no greater than 125% of the US Price List, within ten (10) days from the date of the execution of this Agreement. TEMPLATE SOFTWARE shall convert such International Price List to French Francs ("France Price List") twenty (20) days thereafter at the conversion rate listed in Wall Street Journal at the date of the execution of this Agreement (with a reasonable rounding factor). Such International Price List and converted France Price List shall be attached to this Agreement as Addendum K. TEMPLATE SOFTWARE shall review the exchange rate every ninety days and reserves the right to adjust the France Price List if the currency exchange rate from US dollars to French Francs varies by five percent (5%) from the last conversion rate used provided such adjustments shall not exceed a 25% cumulative increase over any twelve month period. DISTRIBUTOR shall not vary the prices for the Licensed Product(s) from those set forth in the France Price List by 20% without specific written agreement from TEMPLATE SOFTWARE. TEMPLATE SOFTWARE shall use its best efforts to respond to all of DISTRIBUTOR's special pricing requests within two (2) business days from written receipt of the same.

D. Reverse Compiling and Modifying the Licensed Product(s) - Except as provided in European Community Directive on Protection of Proprietary Rights in Computer Programs, DISTRIBUTOR shall not modify, reverse compile or otherwise reverse engineer the Licensed Product(s) or any part thereof.

E. DISTRIBUTOR agrees to assign, at a minimum, one designated sales representative and two technical representatives for the Territory for the Term of this Agreement. DISTRIBUTOR further agrees to add sales and technical representatives that support the business growth as reflected in the increase in Sales Quota.

F. DISTRIBUTOR shall prepare and submit a Sales Report (Addendum M) and a Sales Forecast Report (Addendum N) within thirty (30) days from the calendar quarter end for all orders executed in the quarter and forecasted for the next quarters.

G. Copies of the Licensed Product(s) - DISTRIBUTOR shall not make copies of the Licensed Product(s) except to provide a backup or archive copy. All reproductions shall contain any proprietary or copyright notices appearing in the Licensed Product(s). DISTRIBUTOR shall be limited to making no more than two (2) backup copies of the Licensed Product(s).

H. Export of Licensed Products - Unless provided otherwise herein, DISTRIBUTOR shall not have the right to export any Licensed Products outside the Territory.

I. Trained Personnel - DISTRIBUTOR shall have its personnel trained according to Addendum G and shall be responsible for the product training of the customers.

J. DISTRIBUTOR shall be solely responsible for the promotion, marketing, installation, training, End User Maintenance and technical support of Licensed Products sublicensed to End Users.

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K.       DISTRIBUTOR shall translate all marketing materials, Documentation and this Agreement into languages other than English as may be required to promote and implement the Licensed Product(s) in the Territory. DISTRIBUTOR shall pay all costs incidental to such translations. Such translations shall be the sole and exclusive property of TEMPLATE SOFTWARE and TEMPLATE SOFTWARE shall own any and all copyrights, trade secrets, trademarks, or service marks therein ("Intellectual Property Rights"). DISTRIBUTOR shall cooperate with TEMPLATE SOFTWARE in helping to secure such Intellectual Property Rights. DISTRIBUTOR shall have the right to use such translations only for purposes of promoting and implementing the Licensed Product(s) to customers in the Territory as provided under this Agreement. DISTRIBUTOR shall provide TEMPLATE SOFTWARE with copies of such translations. In the event of conflict between any such translation and the corresponding English version, the meaning of the English version shall prevail. DISTRIBUTOR shall indemnify, release and hold harmless TEMPLATE SOFTWARE against any and all claims resulting from or arising out of errors, misstatements, misrepresentations or false claims in any such translations.

L. DISTRIBUTOR shall not make any express or implied representation to its customers that the Licensed Product(s) functions, performs or is usable on any equipment other than the equipment listed on Addendum F.

M. DISTRIBUTOR shall conduct End User training only with training instructors who are Certified by TEMPLATE SOFTWARE in accordance with Addendum P and only with TEMPLATE SOFTWARE's training materials (or TEMPLATE SOFTWARE's approved translated training materials).

                               ARTICLE V - SUPPORT

A. TEMPLATE SOFTWARE shall ship to the DISTRIBUTOR the English version of the Licensed Products and related Documentation within five (5) business days after receiving copy of an executed Sublicense Agreement between the DISTRIBUTOR and an End User or for Internal Use copies, an executed license agreement between TEMPLATE SOFTWARE and DISTRIBUTOR.

B. Training - TEMPLATE SOFTWARE will provide training for DISTRIBUTOR's personnel in accordance with Addendum G. Such training will take place at TEMPLATE SOFTWARE's offices. TEMPLATE SOFTWARE shall provide DISTRIBUTOR five (5) copies of training materials for the Licensed Product(s) for End User Training conducted by the DISTRIBUTOR. Additional copies can be provided to the DISTRIBUTOR at TEMPLATE SOFTWARE's cost of producing and shipping the same.

C. Technical Assistance - TEMPLATE SOFTWARE shall provide DISTRIBUTOR with technical assistance with regard to the Licensed Product(s) by telephone during normal business hours.

D. Maintenance of Licensed Product(s) - TEMPLATE SOFTWARE will provide DISTRIBUTOR maintenance of the Licensed Product(s) licensed pursuant to
         Article III.A. for the Term of this Agreement in accordance with the terms in Addendum H.

E. Updates to Licensed Product(s) - TEMPLATE SOFTWARE will provide DISTRIBUTOR Updates during the Term of this Agreement to the Licensed Product(s) as such Updates are officially released. TEMPLATE SOFTWARE shall support the last version of the Licensed Product(s) for a period of three (3) months after the official release of such Updates. Thereafter, TEMPLATE SOFTWARE shall only provide support for the current version of the Licensed Product(s). TEMPLATE SOFTWARE shall ship to the DISTRIBUTOR one copy of Updates for each End User who is under a current maintenance agreement with DISTRIBUTOR.

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F.       TEMPLATE SOFTWARE SHALL NOT HAVE ANY RESPONSIBILITY TO PROVIDE
         TECHNICAL ASSISTANCE, INSTALLATION, END USER MAINTENANCE OR SUPPORT SERVICES DIRECTLY TO ANY END USER OF A LICENSED PRODUCT(S).

G. Development Plans and Suggestions - TEMPLATE SOFTWARE will inform DISTRIBUTOR generally about all development plans for the Licensed Product(s). DISTRIBUTOR is encouraged to make written suggestions for future changes or enhancements to the Licensed Product(s). TEMPLATE SOFTWARE will evaluate all such suggestions, but does not guarantee that any of the suggestions will be implemented in future Updates.

H. Marketing Materials - TEMPLATE SOFTWARE shall provide DISTRIBUTOR with initial copies of marketing materials as may be from time to time specified in the then current Business Plan by mutual agreement of TEMPLATE SOFTWARE and DISTRIBUTOR. DISTRIBUTOR shall be responsible for paying for any marketing materials provided by TEMPLATE SOFTWARE. All marketing materials prepared and translated into local languages by DISTRIBUTOR shall be reviewed and approved by TEMPLATE SOFTWARE before their release. DISTRIBUTOR shall be responsible for the entire cost related to the language translation of marketing materials.

                       ARTICLE VI - REPORTING AND PAYMENT

A. Sales Report and Sales Forecast Report - DISTRIBUTOR shall submit a Sales Report and a Sales Forecast Report.

         1. Within 30 days after the end of each calendar quarter, DISTRIBUTOR shall submit the Sales Report. Such Sales Report shall contain, at a minimum, the following information for the immediately preceding quarter:

               For new licenses:

               a.   Name and address and authorized contact of End User;

               b.   Licensed Product identification;

               c.   Platform type;

               d.   Date of license;

               e. Number of Run-Time Versions and Development Versions sublicensed;

               f.   License Fees;

               g.   Applicable discounts from French Price List for the order;

               h. Initial Maintenance Fees combined with the initial order including maintenance period; and

               i. Shipping and Handling payable to TEMPLATE SOFTWARE pursuant to Article VI(E).

               For End User Maintenance:

               a.   End User Maintenance Fees including maintenance period; and

               b.   End Users that Declined End User Maintenance

               The Sales Report shall also include a list of any Run-Time and Development copies of the Licensed Product(s), and applicable maintenance, licensed for the Internal Use of DISTRIBUTOR in the quarter pursuant to Article III, Section E and the applicable license fees plus Shipping and Handling payable to TEMPLATE SOFTWARE.

         2. Within the first five (5) days of every quarter, DISTRIBUTOR shall send a Sales Forecast Report by means of facsimile transmission. Such report shall include a projection of potential revenue for the quarter. Information such as the names and locations of

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               prospects, potential order type, percentage of confidence of order achievement, hardware platform, and order revenue value of the potential order is required.

B. DISTRIBUTOR shall send a Money Collection Report by means of facsimile transmission to TEMPLATE SOFTWARE within the first five (5) days of every month. Such report shall include information about money collected in the prior month related to the Licensed Product(s) sales and applicable maintenance. TEMPLATE SOFTWARE shall send to DISTRIBUTOR a corresponding invoice based on such Money Collection Report. TEMPLATE SOFTWARE reserves the right to include as amounts due on such invoice, that amount which represents one half of the License Fee calculated using the France Price List for any License Product shipped pursuant to
         Article V, Section A that has not been reported on the Money Collection Report within ninety (90) days of such shipment unless DISTRIBUTOR terminates the Sublicense Agreement relating to such unpaid License Fee, has the Licensed Product(s) returned and notifies TEMPLATE SOFTWARE of the same in writing.

C. Payment for the license fees and applicable maintenance fees for Licensed Product(s) licensed for DISTRIBUTOR's Internal Use - DISTRIBUTOR shall pay for any additional Run-Time and Development copies, and applicable maintenance of the Licensed Product(s) licensed for DISTRIBUTOR's Internal Use, pursuant to Article III, Section E, in accordance with DISTRIBUTOR Internal Use Price List in Addendum I, within thirty (30) days from the end of the calendar quarter in which they were licensed.

D.       Product Royalties - DISTRIBUTOR shall pay TEMPLATE SOFTWARE Product
         Royalties.

E. Shipping and Handling - DISTRIBUTOR shall pay TEMPLATE SOFTWARE for Shipping and Handling in connection with the shipping of DISTRIBUTOR requested Licensed Products and Documentation to DISTRIBUTOR or End-Users in accordance with the then current Price List.

F. Payment of one half of License Fees and one half of Maintenance Fees is due and payable within five (5) days from the date of TEMPLATE SOFTWARE's invoice. Shipping and Handling is payable within thirty (30) days from the end of each quarter.

G. Price Changes - TEMPLATE SOFTWARE reserves the right to vary its International Price List, Addendum K, for the Licensed Product(s) every twelve (12) months upon ninety (90) days written notice. TEMPLATE SOFTWARE shall convert such price changes to French Francs in accordance to the procedure in Article IV, Section C, within ninety
         (90) days of such written notice. Such converted International Price List shall be the new France Prices List on the ninetieth day after the written notice of the price change.

H. DISTRIBUTOR shall pay a license fee for each Run-Time Version of the Licensed Product(s) embedded in "KRYSTAL Patrimoine" and/or "KRYSTAL Securite" pursuant to Article VIII, Section C. Such license fee for each Run-Time Version so embedded shall be equal to the greater of, fifteen percent (15%) of the list price of "KRYSTAL Patrimoine" and/or "KRYSTAL Securite", or $1,000. All such license fees shall be reported on the Sales Report, invoiced by TEMPLATE SOFTWARE in accordance with Section B of this Article and payable to TEMPLATE SOFTWARE in accordance to Section C of this Article.

I. Currency - All payments by DISTRIBUTOR to TEMPLATE SOFTWARE shall be made payable in French Francs by wire transfer to TEMPLATE SOFTWARE's designated bank as indicated below. TEMPLATE SOFTWARE may change the designated bank and related information by providing DISTRIBUTOR a minimum of three days advanced written notice prior to any change.

           Societe Generale, Paris
           for credit to Signet Bank
           Account Number: 001014427480

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           For further credit to:
           Template Software, Inc.

J. Late Payments - Payments not made by the due date shall be late. Late payments shall accrue interest at one and one half percent per month, or the maximum rate of interest allowed by the law of the Commonwealth of Virginia of the United States of America, if less.

K. Taxes, Tariffs and Duties - DISTRIBUTOR shall be solely responsible for all sales and use taxes, duties, tariffs, and other taxes on goods or services furnished under this Agreement, provided that TEMPLATE SOFTWARE shall be responsible for its own franchise and income taxes. DISTRIBUTOR shall indemnify and hold harmless TEMPLATE SOFTWARE from and against any taxes duties, tariffs and penalties levied by or on behalf of any taxing entity or governmental authority with respect to the DISTRIBUTORS obligations hereunder.

L. Expenses of DISTRIBUTOR - DISTRIBUTOR is solely responsible for any expenses it incurs in the performance of its responsibilities under this Agreement.

M. Audit - TEMPLATE SOFTWARE may audit DISTRIBUTOR's books and records pertaining to the licensing of the Licensed Product(s) and the payment of the applicable royalties, during normal office hours, at its own expense, on ten (10) days notice.


        ARTICLE VII - WARRANTIES, LIMITATIONS OF LIABILITY, AND REMEDIES

A. Warranty of Title and Authority - TEMPLATE SOFTWARE warrants that it owns all rights, title and interest in the Licensed Product(s), and has full power and authority to fulfill its obligations under this Agreement.

B. Limited Warranty of Performance - TEMPLATE SOFTWARE further warrants for a period of ninety (90) days from the execution of this Agreement that the Licensed Product(s) will perform in accordance with its specifications as contained in the Documentation.

C. Disclaimer of Warranties - EXCEPT FOR THE EXPRESS WARRANTIES STATED IN SECTIONS VII(A) AND (B), TEMPLATE SOFTWARE DISCLAIMS, AND DISTRIBUTOR HEREBY WAIVES, ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE REGARDING THE LICENSED PRODUCT(S) AND DOCUMENTATION. TEMPLATE SOFTWARE DISCLAIMS, AND DISTRIBUTOR HEREBY WAIVES, RELEASES, INDEMNIFIES AND AGREES TO HOLD HARMLESS TEMPLATE SOFTWARE FROM ANY LIABILITY OR RESPONSIBILITY TO DISTRIBUTOR OR ANY CUSTOMER OF DISTRIBUTOR FOR A LICENSED PRODUCT(S) THAT IS MODIFIED BY DISTRIBUTOR OR CUSTOMER IN ANY WAY.

D. Limitation of Remedies - In the event of a breach of the express warranties under this Agreement, DISTRIBUTOR's exclusive remedy shall be prompt repair or replacement by TEMPLATE SOFTWARE of defective Licensed Product(s) or, at TEMPLATE SOFTWARE's option, a refund of all amounts paid by DISTRIBUTOR to TEMPLATE SOFTWARE for defective Licensed Product(s) upon return of all copies of them to TEMPLATE SOFTWARE. In no event shall either party be liable for indirect, incidental, exemplary, or consequential damages, including loss of profits, or any cause of action arising under or related to this Agreement, whether in contract, tort, or strict liability, except in any action based on the unauthorized disclosure, or use of Confidential Information or trade secrets of TEMPLATE SOFTWARE; or any action based on TEMPLATE SOFTWARE's copyrights, patents, trademarks, trade secrets, trade names, or other proprietary rights.


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E.       The parties expressly agree that the United Nations Convention on
         Contracts for the International Sale of Goods shall not apply to this Agreement.

F. DISTRIBUTOR warrants, covenants and agrees that, in the performance of this Agreement and in connection with the sales of Licensed Product(s), it has not and will not in the future, directly or indirectly offer, pay, promise to pay, or authorize the payment of any money or offer, promise to give or authorize the giving of anything of value to:

                  1. any government official, any political party or official thereof, or any candidate for political office; or

                  2. any other person while knowing or having reason to know that all or a portion of such money or thing of value will be offered, given or promised directly or indirectly, to any such official, to any such political party of official thereof, or to any candidate for political office:

                  for the purpose of

                  1. influencing any action or decision of such official, party or official thereof, or candidate in his or its official capacity, including a decision to fail to perform his or its official functions;

                  2. inducing such official, party or official thereof, or
                     candidate to use his or its influence with any government or instrumentality thereof to effect or influence any act or decision of such government or instrumentality;

                  in order to assist DISTRIBUTOR in obtaining or retaining business for or with or directing business to any person.


                      ARTICLE VIII - INTELLECTUAL PROPERTY

A. Ownership - All Licensed Product(s) and Updates shall be the sole property of TEMPLATE SOFTWARE, including (without limitation) ownership rights to patents, copyrights, trademarks, trade secrets and all other property interests incidental thereto. All Licensed Product(s), in whole or in part, shall be marked with such copyright, patent, or other notices, proprietary legends, or restrictions as TEMPLATE SOFTWARE may require. DISTRIBUTOR does not have the right to transfer, and shall not attempt to transfer, TEMPLATE SOFTWARE ownership to the Licensed Product(s).

B. Trademark - This Agreement does not grant DISTRIBUTOR any right, title, interest, or license in or to any trademark or servicemark of TEMPLATE SOFTWARE, except as may be approved in writing by TEMPLATE SOFTWARE.

C. Noncompetition - Except as otherwise provided herein, DISTRIBUTOR shall not develop, market or sell any product that is competitive with the Licensed Product(s) and shall not assist any other entity to sell or supply, directly or indirectly, software products that perform the same or comparable functions as the Licensed Product(s). DISTRIBUTOR can market their "KRYSTAL Patrimoine" and "KRYSTAL Securite" applications which include a run-time version of KBMS product from AICORP. DISTRIBUTOR may, at its sole expense, convert such products to embed the Run-Time Versions of the Licensed Product(s), subject to ten (10) days advanced written notice to TEMPLATE SOFTWARE. The license fee payable to TEMPLATE SOFTWARE by DISTRIBUTOR for each Run-Time Version of the Licensed Product(s), so embedded, shall be calculated at the greater of, fifteen percent (15%) of the list price of the converted product, "KRYSTAL Patrimoine" and/or "KRYSTAL Securite", or $1,000. Reporting and payment of license fees relating to such sales shall be in accordance with Article VI, Section H.

                            ARTICLE IX - INDEMNITIES

A. By TEMPLATE SOFTWARE - TEMPLATE SOFTWARE hereby indemnifies and holds harmless DISTRIBUTOR from and against any claims, actions, or demands alleging that the Licensed Product(s) infringe upon any U.S. patent, trademark, copyright, or other intellectual property right of any third party under United States law or any state law thereof. DISTRIBUTOR shall permit TEMPLATE SOFTWARE to replace or modify any affected Licensed Product(s) so as to avoid infringement, or to procure the right for DISTRIBUTOR to continue to use and remarket such items. If neither alternative is reasonably possible, the infringing items shall be returned to TEMPLATE SOFTWARE and TEMPLATE SOFTWARE's sole liability to DISTRIBUTOR shall be to refund amounts paid for them by DISTRIBUTOR. TEMPLATE SOFTWARE shall have no obligation and DISTRIBUTOR shall indemnify and hold harmless TEMPLATE SOFTWARE under this Agreement with respect to claims, actions, or demands alleging infringement which arise by reason of the combination of non-infringing items with any items not supplied by TEMPLATE SOFTWARE.

B. By DISTRIBUTOR - DISTRIBUTOR hereby indemnifies and holds harmless TEMPLATE SOFTWARE from and against any claims, actions, or demands arising with respect to this Agreement, including but not limited to actions that arise due to DISTRIBUTOR's misrepresentation of the Licensed Product(s) or its relationship with TEMPLATE SOFTWARE, with the sole exception of those matters for which TEMPLATE SOFTWARE bears responsibility under Article IX, Section A.

C. Conditions - The foregoing indemnities are conditioned on prompt written notice of any claim, action, or demand for which indemnity is sought, complete control of the defense and settlement thereof by the indemnifying party, and cooperation of the other party in such defense or settlement.


                           ARTICLE X - CONFIDENTIALITY

A. Safeguarding Confidential Information - DISTRIBUTOR shall insure that unauthorized parties do not have access to Confidential Information. DISTRIBUTOR shall prevent Confidential Information from being copied or stolen. DISTRIBUTOR shall ensure that the obligation of confidentiality is adhered to fully by any customer of DISTRIBUTOR. DISTRIBUTOR shall limit access to Confidential Information to those employees of DISTRIBUTOR having a specific need to know. DISTRIBUTOR shall obtain written agreements from such employees and customers of DISTRIBUTOR to maintain the confidentiality of the Confidential Information. DISTRIBUTOR shall notify TEMPLATE SOFTWARE immediately of any violation of a Licensed Product license or of any disclosure of Confidential Information, and shall cooperate fully with TEMPLATE SOFTWARE to cure the violation or disclosure. This Article X shall survive termination or expiration of this Agreement.

B. Remedies - DISTRIBUTOR agrees that in the event of a breach or threatened breach by DISTRIBUTOR, including its agents, directors, or employees or any customer of DISTRIBUTOR, of this Article, TEMPLATE SOFTWARE may have no adequate remedy in damages and shall be entitled to an injunction against such breach, in addition to any other legal or equitable remedies available to it. Any breach of this Article by DISTRIBUTOR's agents, directors, or employees DISTRIBUTOR shall be the joint and several responsibility of DISTRIBUTOR.

C. Unfair Competition - DISTRIBUTOR specifically and without reservation agrees that its failure to observe its confidentiality, intellectual property and indemnification obligations under this Agreement shall constitute unfair competition and shall entitle TEMPLATE SOFTWARE to immediate relief for breach as set forth herein.


                        ARTICLE XI - TERM AND TERMINATION

A. Term - This Agreement shall become effective on the date DISTRIBUTOR or TEMPLATE SOFTWARE has executed it (whichever is later) and shall remain in effect for an initial period of thirty-six (36) months ("Base Term") except as provided otherwise hereunder. Prior to the expiration of the Base Term or the Extended Term, TEMPLATE SOFTWARE shall have the right (but not the obligation) to renew this Agreement for additional one (1) year periods. Any such renewal period shall be ("Extended Term"). TEMPLATE SOFTWARE shall renew this Agreement in one year increments provided DISTRIBUTOR is not in default hereunder, has made the Sales Quota in each calendar year as required hereunder, and TEMPLATE SOFTWARE and DISTRIBUTOR mutually agree upon the Sales Quota for any such Extended Term as provided in Addendum L.2.

B. Default - If an Event of Default occurs, TEMPLATE SOFTWARE shall have the right (but not the obligation) to terminate this Agreement by sending termination notice ("Termination Notice") to DISTRIBUTOR. The Termination Notice shall describe the Event of Default and state that this Agreement shall be terminated if the Event of Default is not cured by DISTRIBUTOR within thirty days after receipt of the Termination Notice by DISTRIBUTOR. If the Event of Default is not cured by DISTRIBUTOR within thirty (30) days after DISTRIBUTOR's receipt of the Termination Notice, this Agreement shall be terminated as of such thirtieth day.

C. Bankruptcy, Reorganization or Liquidation - This Agreement may be terminated by either party, if the other party becomes subject to any voluntary or involuntary reorganization or liquidation proceedings and as a consequence of such proceedings this Agreement is repudiated.

D. Convenience - TEMPLATE SOFTWARE shall have the right (but not the obligation) to terminate this Agreement for convenience by providing at least six (6) months prior written notice and by paying a Termination Fee to DISTRIBUTOR. If TEMPLATE SOFTWARE terminates this Agreement for convenience during the first consecutive twelve month period of the Base Term, the "Termination Fee" shall mean an amount of money equal to the lesser of 3.6 million FF or provable expenses incurred by DISTRIBUTOR in performing this Agreement during such first twelve month period. If TEMPLATE SOFTWARE terminates this Agreement for convenience during the second consecutive twelve month period of the Base Term, the "Termination Fee" shall mean an amount of money equal to the lesser of
         5.6 million FF or provable expenses incurred by DISTRIBUTOR in performing this Agreement during the past consecutive twelve month period. If TEMPLATE SOFTWARE terminates or elects to not renew this Agreement for convenience after the second consecutive twelve month period of the Base Term, the "Termination Fee" shall mean an amount of money equal to the lesser of one half of the Sales Quotas or one half of the actual License Fees for the last twenty-four month period immediately preceding the date such Termination Fee is paid to DISTRIBUTOR. Payment of Termination Fee by TEMPLATE SOFTWARE to DISTRIBUTOR shall be in full satisfaction of any and all claims of DISTRIBUTOR against TEMPLATE SOFTWARE. Payment of such Termination Fee shall be made only after (i) DISTRIBUTOR ceases to deliver Licensed Product(s) and receive payment for Sublicense Agreements pursuant to this Article XI Section E.1., (ii) all Sublicense Agreements have been assigned pursuant to this Article XI Section E.3, (iii) DISTRIBUTOR has made all payments due TEMPLATE SOFTWARE hereunder and (iv) there remains no outstanding disputes related to this Agreement.

E.       Rights Upon Termination or Expiration of Term

                  1. Upon termination of this Agreement by TEMPLATE SOFTWARE,
                     DISTRIBUTOR shall cease to use, market, promote and sublicense the Licensed Product(s). Notwithstanding the above, DISTRIBUTOR shall retain the right for up to six months after the termination of this Agreement to deliver Licensed Product(s) and receive payment for Sublicense Agreements that were entered into prior to the date of any such expiration or termination of this Agreement.

                  2. Upon termination of this Agreement by DISTRIBUTOR under
                     Section C of this Article, DISTRIBUTOR rights shall be defined in accordance with Section F - Escrow.

                  3. Upon any termination of this Agreement, except for
                     termination by DISTRIBUTOR under Section C of this Article, TEMPLATE SOFTWARE shall assume full responsibility for the licensing or sublicensing of the Licensed Products and the provision of technical and other support services to End-Users and shall be entitled to all fees for the use of the Licensed Products and the furnishing of such services. In furtherance thereof, DISTRIBUTOR shall be deemed to have assigned to TEMPLATE SOFTWARE, or such other person or entity as TEMPLATE SOFTWARE directs, all of its rights and obligations under any and all Sublicense Agreements that DISTRIBUTOR has entered into with End-Users, and DISTRIBUTOR shall deliver to TEMPLATE SOFTWARE, or to such other person, a duly executed written assignment of such rights, together with such other documents as may be necessary or advisable in the reasonable opinion of TEMPLATE SOFTWARE to effectuate such assignment.

                  4. No termination of this Agreement shall affect the
                     obligation of DISTRIBUTOR to make license, royalty, or maintenance payments which have become due to TEMPLATE SOFTWARE prior to the effective date of such termination.

F. Escrow - TEMPLATE SOFTWARE has and shall continue to deposit all current versions of the Licensed Product(s) in escrow for the purpose of maintaining a secure backup copy of the Source Code for the protection of TEMPLATE SOFTWARE and Licensed Product(s) licenses. Upon written request from DISTRIBUTOR, TEMPLATE SOFTWARE or its authorized escrow agent shall release to DISTRIBUTOR one copy of the most current version of the Source Code for the Licensed Product(s) upon the occurrence of one of the following events:

                  1. The cessation for a period of more than thirty (30) days of all active business operations by TEMPLATE SOFTWARE, except as provided below.

                  2. The filing of any bona-fide petition under the provisions of the Federal Bankruptcy Act, or similar federal or state statute, by or against TEMPLATE SOFTWARE, except as provided below.

                  3. The application for appointment of a receiver for or the making of a general assignment for the benefit of creditors by TEMPLATE SOFTWARE, except as provided below.

                  4. The transfer, disposition or condemnation of all or
                     substantially all of the assets of TEMPLATE SOFTWARE, by whatever means accomplished, to a party not intending to continue TEMPLATE SOFTWARE's computer software operations.

         Notwithstanding the occurrence of any of the events specified in 1., 2., or 3. of this Section, TEMPLATE SOFTWARE or its escrow agent shall not be required to deliver the requested Licensed Product(s) Source Code to DISTRIBUTOR if TEMPLATE SOFTWARE or any other party has made arrangements for the continued maintenance and support of the Licensed Product(s).

         DISTRIBUTOR may use Source Code received pursuant to this Section only as necessary to modify, maintain and update the Licensed Product(s). Receipt by DISTRIBUTOR of Licensed

         Product(s) Source Code Pursuant this Section does not affect the proprietary rights of TEMPLATE SOFTWARE in the Licensed Product(s) or Documentation and does not alter DISTRIBUTOR's obligation under this Agreement to protect Confidential Information.

G. Waiver of Default - An Event of Default shall only be waived in writing. Such writing must describe the Event of Default being waived, state that the Event of Default is being waived and bear the signature of the party waiving the Event of Default.

H. Waiver - This Agreement shall be only terminated or renewed as expressly provided hereunder. DISTRIBUTOR hereby waives any and all rights under the laws of France or otherwise to automatic renewal of this Agreement, extended termination notice or the payment of damages, claims or costs exceeding the amounts set forth above for termination of this Agreement by TEMPLATE SOFTWARE. DISTRIBUTOR shall indemnify, release and hold harmless TEMPLATE SOFTWARE from any and all costs, claims and liabilities resulting from or arising out of termination of this Agreement by TEMPLATE SOFTWARE except as expressly provided hereunder.

I. Consequential Damages - TEMPLATE SOFTWARE shall not be liable to DISTRIBUTOR for any consequential, exemplary, incidental or punitive damages, regardless of whether TEMPLATE SOFTWARE has been advised of the possibility of such damages in advance or whether such damages are reasonably foreseeable.


                     ARTICLE XII - INDEPENDENT RELATIONSHIP

DISTRIBUTOR shall perform under this Agreement only as an independent contractor. DISTRIBUTOR shall have the sole obligation to supervise, manage, contract, direct, procure, perform or cause to be performed its obligation under this Agreement. Nothing set forth in this Agreement shall be construed to create the relationship of principal and agent between TEMPLATE SOFTWARE and DISTRIBUTOR. DISTRIBUTOR shall not act or attempt to act or represent itself, directly or by implication, as an agent of TEMPLATE SOFTWARE or in any manner assume or create, or attempt to assume or create, any obligation on behalf of, or in the name of TEMPLATE SOFTWARE. DISTRIBUTOR shall be solely responsible for all taxes and insurance of its activities under this Agreement, including franchise taxes, employment-related taxes, federal, state, and local income taxes, and liability, health, and disability insurance. DISTRIBUTOR hereby waives and agrees to indemnify and hold harmless TEMPLATE SOFTWARE against any claims by DISTRIBUTOR's employees or customers against TEMPLATE SOFTWARE.


                             ARTICLE XIII - NOTICES

All notices or other communications required or contemplated herein shall be deemed received (i) upon personal delivery in writing, (ii) upon confirmed receipt of a wire communication (telex, twx, datafax, etc.), (iii) one day after delivery by express courier, or (iv) three days after mailing by U.S. mail, return receipt requested, to the other party's Contract Administrator at the address below. Either party may change its address for notification purposes by written notice to the other party.

A. For TEMPLATE SOFTWARE

     1. Contract Administrator:
        Director of Finance and Contracts,
        13100 Worldgate Drive, Herndon, Virginia 22070.

     2. Technical Liaison:

                 , 13100 Worldgate Drive, Herndon, Virginia 220780, or
            designee or            successor.



B. For DISTRIBUTOR

         1. Contract Administration:
            Alain Kuhner, President, 13, rue Edmond
            Micholet 94270 Le KREMLIN BICETRE

         2. Technical Liaison:
            Thierry Petie, Consultant, 13, rue Edmond
            Micholet 94270 Le KREMLIN BICETRE

C. The Technical Liaison may clarify, explain, provide further details, handle necessary technical matters, implement technical aspects, and develop administrative procedures, but shall have no authority to change any of the terms of this Agreement.


                           ARTICLE XIV - MISCELLANEOUS

A. Force Majuere - Neither party is liable for delay or failure in performance resulting from acts beyond the reasonable control of such party, including, but not limited to, any acts or omissions of any government or governmental authority, natural disaster, act of a public enemy, riot, sabotage, disputes or differences with workmen, acts of terrorism, power failure, delays in transportation, acts of God, or any events reasonable beyond the control of the parties.

B. Disputes - Any disputes arising under this Agreement relating to payment shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said rules. Any party to this Agreement shall have the right to have recourse to and shall be bound by the Pre-arbitral Referee Procedure of the International Chamber of Commerce in accordance with its Rules. In the event of litigation or arbitration under this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees.

C. Assignment - Any assignments hereunder by DISTRIBUTOR without the written consent of TEMPLATE SOFTWARE shall be void.

D. Severability - If any provision of this Agreement is held to be unenforceable, the enforceability of remaining provisions shall be unaffected.

E. Survival - The parties' rights and remedies relating to payment, indemnification, liability and confidential and proprietary information shall survive termination or expiration of the term of this Agreement.

F. Choice of Law - This Agreement shall be governed by law of the Commonwealth of Virginia, USA except for its rules on conflicts of laws. Venue shall be in the Commonwealth of Virginia, United States of America.

G. No Third Party Beneficiaries - The parties do not intend this Agreement to create any enforceable rights by any third party.

H. Waiver - The waiver by either party of any provision or breach of this agreement shall not waive any other term or succeeding breach. Any such waiver must be in writing.

I. Entire Agreement- This Agreement, including its Addenda, is the complete, final, and exclusive understanding between the parties relating to its subject matter. This Agreement may not be modified or supplemented except in a writing signed by both parties.

TEMPLATE SOFTWARE

NAME:       E. L. Pearce
     -----------------------------------
TITLE:      Chief Executive,0fficer
     -----------------------------------
DATE:       /s/ illegible
     -----------------------------------
DISTRIBUTOR

NAME:       Alain Kuhner
     -----------------------------------

TITLE:      President
     -----------------------------------

DATE:
           /s/ illegible
     -----------------------------------